UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant.	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AVENUE THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

AVENUE THERAPEUTICS, INC.

2 Gansevoort Street, 9th Floor
New York, New York 10014

Dear Stockholder:

You are cordially invited to the Annual Meeting of Stockholders (the “Annual Meeting”) of Avenue Therapeutics, Inc. (“Avenue” or the “Company”), to be held virtually at 9:00 a.m. local time, on Wednesday, December 28, 2022. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/ATXI2022, where you will be able to listen to the meeting live, submit questions and vote online. At the Annual Meeting, the stockholders will be asked to (i) elect five directors for a term of one year until our 2023 Annual Meeting of Stockholders or until their successors are duly elected and qualified in accordance with our Amended and Restated Bylaws, (ii) ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2022, (iii) approve an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from 20 million to 75 million, (iv) approve an amendment to our 2015 Incentive Plan to increase the number of authorized shares issuable thereunder by 5,000,000 shares, and (v) transact any other business that may properly come before the Annual Meeting or any adjournment of the Annual Meeting. You will also have the opportunity to ask questions at the meeting.

Your vote is important. It is important that your stock be represented at the meeting regardless of the number of shares you hold. To be sure your vote counts and assure a quorum, please vote by mobile device or over the Internet, or if you received proxy materials by mail, vote, sign, date and return the proxy card accompanying the printed proxy materials, as soon as possible, regardless of whether you plan to virtually attend the meeting; or if you hold your shares through a bank, brokerage firm or other nominee, please follow the instructions for voting provided by your bank, brokerage firm or other nominee, regardless of whether you plan to attend the meeting virtually. If you virtually attend the Annual Meeting and wish to vote virtually, you may revoke your proxy at the meeting.

If you have any questions about the proxy statement or the accompanying Annual Report on Form 10-K for the year ended December 31, 2021, please contact David Jin, our Interim Chief Financial Officer at (781) 652-4500.

We look forward to virtually seeing you at the Annual Meeting.

Sincerely,

Alexandra MacLean, M.D.
Chief Executive Officer
November 18, 2022
New York, New York

AVENUE THERAPEUTICS, INC.
2 Gansevoort Street, 9th Floor
New York, New York 10014

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Wednesday, December 28, 2022

Time:	9:00 a.m.Eastern Time

Location:	www.virtualshareholdermeeting.com/ATXI2022

At the meeting, stockholders will be asked to:

1.	Elect five directors for a term of one year until our 2023 Annual Meeting of Stockholders or until their successors are duly elected and qualified in accordance with our Amended and Restated Bylaws;

2.	Ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2022;

3.	Approve an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from 20,000,000 to 75,000,000;

4.	Approve an amendment to our 2015 Incentive Plan to increase the number of authorized shares issuable thereunder by 5,000,000 shares; and

5.	Transact any other business that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

We will hold our Annual Meeting in virtual format only, via live audio webcast (rather than at any physical location) at the date and time specified above, instead of holding the meeting at any physical location. Only those stockholders of record as of the close of business on the record date of November 10, 2022 are entitled to vote at the Annual Meeting or any postponements or adjournments thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for your inspection beginning December 18, 2022, at our offices located at 2 Gansevoort Street, 9th Floor, New York, New York 10014, between the hours of 10:00 a.m. and 5:00 p.m., local time, each business day during the 10 days preceding the Annual Meeting, however, if we determine that a physical in-person inspection is not practicable, such list of stockholders may be made available electronically, upon request. You or your proxyholder may participate, vote, and examine our stockholder list at the Annual Meeting by visiting www.virtualshareholdermeeting.com/ATXI2022 and using your 16-digit control number.

Please note the technical requirements for virtual attendance at the Annual Meeting, as described in the enclosed Proxy Statement under the heading “Questions and Answers.”

Pursuant to rules promulgated by the Securities and Exchange Commission, we are providing access to our proxy materials over the Internet. On or about November 18, 2022, we will mail a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) to each of our stockholders of record and beneficial owners at the close of business on the record date. On the date of mailing the Internet Notice, all stockholders will have the ability to access all the proxy material on a website referred to in the Internet Notice. These proxy materials will be available free of charge.

YOUR VOTE IS IMPORTANT!

Submitting your proxy card or voting over the Internet does not affect your right to vote virtually if you decide to virtually attend the Annual Meeting. You are urged to submit your proxy as soon as possible, regardless of whether or not you expect to virtually attend the Annual Meeting. You may revoke your proxy at any time before it is voted at the Annual Meeting by (i) delivering written notice to our Corporate Secretary, David Jin, at our address above, (ii) submitting a later-dated proxy card or voting over the Internet or mobile device at a later time, or (iii) virtually attending the Annual Meeting and voting. No revocation under (i) or (ii) will be effective unless written notice or the proxy card or updated vote over the Internet or mobile device is received by our Corporate Secretary at or before the Annual Meeting.

When you submit your proxy, you authorize Alexandra MacLean, our Chief Executive Officer, and David Jin, our Chief Operating Officer and Interim Chief Financial Officer, to vote your shares at the Annual Meeting and on any adjournments of the Annual Meeting in accordance with your instructions.

By Order of the Board of Directors,

David Jin
Corporate Secretary
November 18, 2022
New York, New York

AVENUE THERAPEUTICS, INC.
2 Gansevoort Street, 9th Floor
New York, New York 100114
Phone: (781) 652-4500

PROXY STATEMENT

This proxy statement is being made available via Internet access, beginning on or about November 18, 2022, to the owners of shares of common stock of Avenue Therapeutics, Inc. (the “Company,” “our,” “we,” or “Avenue”) as of November 10, 2022, in connection with the solicitation of proxies by our Board of Directors for our 2022 Annual Meeting of Stockholders (the “Annual Meeting”).

The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/ATXI2022 on Wednesday, December 28, 2022, at 9:00 a.m., Eastern Time. Our Board of Directors encourages you to read this document thoroughly and take this opportunity to vote, via proxy, on the matters to be decided at the Annual Meeting. This proxy procedure is necessary to permit all stockholders, some of whom may be unable to attend the Annual Meeting virtually, to vote on the matters described in this Proxy Statement.  As discussed below, you may revoke your proxy at any time before your shares are voted at the Annual Meeting.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS		1
Q:	What is the purpose of the Annual Meeting?	1
Q:	How can I attend the annual meeting and why is the Company holding the Annual Meeting in a virtual only format?	1
Q:	How do I submit questions at the Annual Meeting?	1
Q:	Who is entitled to vote at our Annual Meeting?	1
Q:	How do I vote?	2
Q:	What if I have technical difficulties or trouble accessing the virtual Annual Meeting?	2
Q:	What is a proxy?	3
Q:	How will my shares be voted if I vote by proxy?	3
Q:	How do I revoke my proxy?	3
Q:	Is my vote confidential?	3
Q:	What constitutes a quorum at the Annual Meeting?	3
Q:	What vote is required to elect our directors for a one-year term?	4
Q:	What vote is required to ratify BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2022?	4
Q:	What vote is required to approve the amendment to our certificate of incorporation to increase the authorized number of shares of common stock from 20,000,000 to 75,000,000?	4
Q:	What vote is required to approve the amendment to our 2015 Incentive Plan to increase the number of authorized shares issuable thereunder by 5,000,000 shares?	4
Q:	What percentage of our outstanding common stock do our directors, executive officers, and 5% beneficial owners own?	4
Q:	Who was our independent public accountant for the year ended December 31, 2021? Will this firm be represented at the Annual Meeting?	5
Q:	How can I obtain a copy of our Annual Report on Form 10-K?	5
Q:	How does the board of directors recommend that I vote my shares?	5

i

ii

QUESTIONS AND ANSWERS

Q:	What is the purpose of the Annual Meeting?

A.	At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders accompanying this proxy statement, including (i) the election of five directors for a term of one year until our 2023 Annual Meeting of Stockholders or until their successors are duly elected and qualified in accordance with our Amended and Restated Bylaws (“Bylaws”), (ii) ratifying the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2022, (iii) approving an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from 20 million to 75 million, (iv) approving an amendment to our 2015 Incentive Plan to increase the number of authorized shares issuable thereunder by 5,000,000 shares, and (v) transacting any other business that may properly come before the Annual Meeting or any adjournment thereof.

Q:	How can I attend the annual meeting and why is the Company holding the Annual Meeting in a virtual only format?

A.	We are holding the Annual Meeting in a virtual format, rather than a meeting at any physical location, in order to encourage attendance and participation by a broader group of stockholders, while also reducing the costs and environmental impact associated with an in-person meeting.

To attend and participate in the Annual Meeting, stockholders will need to access the live audio webcast of the meeting. To do so, stockholders of record will need to visit www.virtualshareholdermeeting.com/ATXI2022 and use their 16-digit Control Number provided in the Internet Notice to log in to this website, and beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares. We encourage stockholders to log in to this website and access the webcast before the Annual Meeting’s start time. Further instructions on how to attend, participate in and vote at the Annual Meeting, including how to demonstrate your ownership of our stock as of the record date, are available at www.virtualshareholdermeeting.com/ATXI2022. Please note you will only be able to attend and vote in the meeting using this website. All references to attending the Annual Meeting “in person” in this Proxy Statement mean attending the live webcast at the Annual Meeting.

Q:	How do I submit questions at the Annual Meeting?

We are committed to engagement with our stockholders. You will be able to submit questions during our Annual Meeting by visiting www.virtualshareholdermeeting.com/ATXI2022. While we will try to answer stockholder-submitted questions that comply with the meeting rules of conduct as determined by the chair of the meeting, we may not be able to answer questions due to time constraints. However, we reserve the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we are unable to answer the questions at the Annual Meeting, subject to Delaware law, we will reserve our answers for individual outreach following the meeting.

Q:	Who is entitled to vote at our Annual Meeting?

A.	The record holders of each of our common stock and our Class A Preferred Stock at the close of business on the record date, November 10, 2022, may vote at the Annual Meeting. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders and each share of Class A Preferred Stock has the voting power of 1.1 times (A) the shares of outstanding common stock plus (B) the whole shares of common stock into which the shares of outstanding the Class A Preferred Stock are convertible, divided by the number of shares of outstanding Class A Preferred Stock, or 21.1 votes per share on the record date. There were 4,779,272 shares of common stock and 250,000 shares of Class A Preferred Stock outstanding on the record date and entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting, including the address of and number of shares held by each stockholder of record, will be available for your inspection beginning December 18, 2022, at our offices located at 2 Gansevoort Street, 9th Floor, New York, New York 10014, between the hours of 10:00 a.m. and 5:00 p.m., local time, each business day during the 10 days preceding the Annual Meeting, however, if we determine that a physical in-person inspection is not practicable, such list of stockholders may be made available electronically, upon request.

Stockholders of Record: Shares Registered in Your Name. If on the record date your shares were registered directly in your name with our transfer agent, VStock Transfer, LLC, then you are a stockholder of record. As a stockholder of record, you may vote virtually at the Annual Meeting or vote by proxy. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote over the Internet or by mobile device, or if you requested a printed copy of the proxy materials be mailed to you, fill out and return the proxy card enclosed therewith, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, Custodian or Other Nominee. If on the record date your shares were held in an account at a brokerage firm, bank, custodian or other nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, custodian or other nominee on how to vote the shares in your account. You are also invited to virtually attend the Annual Meeting.

Q:	How do I vote?

A.	You may vote during the Annual Meeting by following the instructions posted at www.proxyvote.com and entering your 16-digit control number included with the Internet Notice or proxy card, by use of a proxy card if you receive a printed copy of our proxy materials, or via internet or by mobile device as indicated in the proxy card or Internet Notice.

Whether you hold shares directly as the stockholder of record or indirectly as the beneficial owner of shares held for you by a broker or other nominee (i.e., in “street name”), you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares you hold in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this by internet, mobile device or by mail. Please refer to the summary instructions below and those included on your Internet Notice, proxy card or, for shares you hold in street name, the voting instruction card provided by your broker or nominee.

•	By Internet - If you have Internet access, you may authorize your proxy from any location in the world as directed in our “Important Notice Regarding the Availability of Proxy Materials.”

•	By Mobile Device – If you choose to vote by mobile device, scan the QR code imprinted on the proxy card or Internet Notice using either a smartphone or tablet and you will be taken directly to the Internet Voting site.

•	By Mail (if you received a paper copy of the proxy materials by mail) - You may authorize your proxy by signing your proxy card and mailing it in the enclosed, postage-prepaid and addressed envelope. For shares you hold in street name, you may sign the voting instruction card included by your broker or nominee and mail it in the envelope provided.

Q:	What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

A.	We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number located on the meeting page. Technical support will be available starting at approximately 8:45 a.m., local time, on December 28, 2022.

Q:	What is a proxy?

A.	A proxy is a person you appoint to vote your shares on your behalf. If you are unable to virtually attend the Annual Meeting, our Board of Directors is seeking your appointment of a proxy so that your shares may be voted. If you vote by proxy, you will be designating Alexandra MacLean, M.D., our Chief Executive Officer, and David Jin, our Interim Chief Financial Officer and Chief Operating Officer, as your proxies. Dr. MacLean and/or Mr. Jin may act on your behalf and have the authority to appoint a substitute to act as your proxy.

Q:	How will my shares be voted if I vote by proxy?

A.	Your proxy will be voted according to the instructions you provide. If you complete and submit your proxy but do not otherwise provide instructions on how to vote your shares, your shares will be voted (i) “FOR” the five individuals nominated to serve as members of our Board of Directors, (ii) “FOR” the ratification of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2022, (iii) “FOR” the approval of an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from 20 million to 75 million and, (iv) “FOR” the approval of an amendment to our 2015 Incentive Plan to increase the number of authorized shares issuable thereunder by 5,000,000 shares. Presently, our Board does not know of any other matter that may come before the Annual Meeting. However, your proxies are authorized to vote on your behalf, using their discretion, on any other business that properly comes before the Annual Meeting.

Q:	How do I revoke my proxy?

A.	You may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

•	Sending a written notice that you are revoking your proxy to our Corporate Secretary, David Jin, at our address above (so long as we receive such notice no later than the close of business on the day before the Annual Meeting);

•	Submitting a later-dated proxy card or voting again via the Internet or mobile device; or

•	Virtually attending the Annual Meeting and notifying the election officials at the Annual Meeting that you wish to revoke your proxy and vote virtually. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank, custodian or other nominee, you should follow the instructions provided by such broker, bank, custodian or other nominee.

Q:	Is my vote confidential?

A.	Yes. All votes remain confidential.

Q:	What constitutes a quorum at the Annual Meeting?

A.	In accordance with Delaware law (the law under which we are incorporated) and our Bylaws, the presence at the Annual Meeting, by proxy or in person, of the holders of a majority of the outstanding shares of the capital stock entitled to vote at the Annual Meeting constitutes a quorum, thereby permitting the stockholders to conduct business at the Annual Meeting. Abstentions, votes withheld, and broker non-votes will be included in the calculation of the number of shares considered present at the Annual Meeting for purposes of determining the existence of a quorum.

If a quorum is not present at the Annual Meeting, a majority of the stockholders present and by proxy may adjourn the meeting to another date. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting by our Board, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the originally called meeting.

Q:	What vote is required to elect our directors for a one-year term?

A.	The affirmative vote of a plurality of the votes of the shares present or by proxy, at the Annual Meeting is required for the election of each of the nominees for director. This means that the five director nominees receiving the most “FOR” votes will be elected. You are not permitted to cumulate your votes for purposes of electing directors. Because this is an uncontested election, so long as each candidate receives at least one “FOR” vote, all director nominees will be elected and votes that are withheld will have no effect on the election of the directors. Brokerage firms do not have authority to vote customers’ non-voted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote and have no effect on the results of this vote. Abstentions will also have no effect on the results of this vote. Virtual attendance at our Annual Meeting will constitute presence in person for purposes of voting at the Annual Meeting.

Q:	What vote is required to ratify BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2022?

A.	The affirmative vote of a majority of the shares present, virtually at the Annual Meeting or by proxy, and entitled to vote at the Annual Meeting is required to approve the ratification of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2022. Abstentions will have the same effect as a vote “AGAINST” this proposal. Because this proposal is considered a routine matter, discretionary votes by brokers will be counted, and there will be no broker non-votes on this proposal.

Q:	What vote is required to approve the amendment to our certificate of incorporation to increase the authorized number of shares of common stock from 20,000,000 to 75,000,000?

A:	Approval of the amendment to our Third Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to increase the number of our authorized shares of common stock will require the affirmative vote of the holders of a majority of our outstanding capital stock, with the holders of our Class A Preferred Stock voting together with the holders of our common stock as a single class. As a result, abstentions will have the effect of a vote “AGAINST” this proposal. Because we believe that this proposal is considered a routine matter, discretionary votes by brokers will be counted, and there will be no broker non-votes on this proposal.

Q:	What vote is required to approve the amendment to our 2015 Incentive Plan to increase the number of authorized shares issuable thereunder by 5,000,000 shares?

A.	The affirmative vote of a majority of the shares present, virtually at the Annual Meeting or by proxy, and entitled to vote at the Annual Meeting is required to approve an amendment to our 2015 Incentive Plan to increase the number of authorized shares issuable thereunder by 5,000,000 shares. Abstentions will have the same effect as a vote “AGAINST” the proposal. However, broker non-votes will not have the effect of a vote against this proposal as they are not considered to be present and entitled to vote on this matter.

Q:	What percentage of our outstanding common stock do our directors, executive officers, and 5% beneficial owners own?

A:	As of October 31, 2022, our directors, executive officers, and 5% beneficial owners collectively owned, or had the right to acquire, approximately 11.9% of our outstanding common stock and 100% of our Class A Preferred Stock. See the discussion under the heading “Stock Ownership of Our Directors, Executive Officers, and 5% Beneficial Owners” on page 25 for more details.

Q:	Who was our independent public accountant for the year ended December 31, 2021? Will this firm be represented at the Annual Meeting?

A:	BDO USA, LLP is the independent registered public accounting firm that audited our financial statements for the year ended December 31, 2021. We expect a representative of BDO USA, LLP to be present virtually at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

Q:	How can I obtain a copy of our Annual Report on Form 10-K?

A:	We have filed our Annual Report on Form 10-K for the year ended December 31, 2021 with the SEC. The annual report on Form 10-K is also included in the 2021 Annual Report to Stockholders. You may obtain, free of charge, a copy of our Annual Report on Form 10-K, including financial statements, by writing to our Corporate Secretary, David Jin, or by email at info@avenuetx.com. Upon request, we will also furnish any exhibits to the Annual Report on Form 10-K as filed with the SEC.

Q:	How does the board of directors recommend that I vote my shares?

A:	As to the proposals to be voted on at the Annual Meeting, our board of directors unanimously recommends that you vote:

•	“FOR” the election to the board of directors of each of the five nominees named in Proposal No. 1;

•	“FOR” Proposal No. 2, the ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

•	“FOR” Proposal No. 3, the approval of the amendment to our Certificate of Incorporation to increase the number of our authorized shares of common stock from 20 million to 75 million; and

•	“FOR” Proposal No. 4, the approval of the amendment to the 2015 Incentive Plan to increase the number of authorized shares issuable thereunder by 5,000,000 shares.

CORPORATE GOVERNANCE

Our Board of Directors

Our Bylaws provide that our Board of Directors (our “Board”) shall consist of between one to nine directors, and such number of directors within this range may be determined from time to time by resolution of our Board or our stockholders. Under prior (now terminated) arrangements we had with InvaGen Pharmaceuticals Inc. (“InvaGen”), InvaGen had the right to nominate three directors to the Company’s then-seven member Board. This right has since been terminated, and our Board has now set the number of directors at five members. The following individuals are being nominated to serve on our Board (See “Proposal No. 1 — Election of Directors; Nominees”):

Name	Age	Position	Director Since
Lindsay A. Rosenwald, M.D.	67	Executive Chairman of the Board	2015
Faith Charles	61	Director	2022
Neil Herskowitz	65	Director	2015
Jay Kranzler, M.D., PhD	64	Director	2017
Curtis Oltmans	59	Director	2021

The Board does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairman, as the Board believes that it is in the best interests of the Company to make that determination based on the direction of the Company and the current membership of the Board. The Board has determined that at present having Dr. Rosenwald serve as Executive Chairman and Dr. MacLean serve as our Chief Executive Officer is in the best interest of the Company’s stockholders.

Avenue has a risk management program overseen by our Chief Executive Officer and the Board. Dr. MacLean and management identify material risks and prioritize them for our Board. Our Board regularly reviews information regarding our credit, liquidity, operations, and compliance as well as the risks associated with each.

The following biographies set forth the names of our directors and director nominees, their ages, the year in which they first became directors, their positions with us, their principal occupations and employers for at least the past five years, any other directorships held by them during the past five years in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), or any company registered as an investment company under the Investment Company Act of 1940, as well as additional information, all of which we believe sets forth each director nominee’s qualifications to serve on the Board. There is no family relationship between or among any of our executive officers or directors. There are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any of them are elected as an officer or director.

Director Independence and Controlled Company Exemption

Avenue adheres to the corporate governance standards adopted by The Nasdaq Stock Market (“Nasdaq”). Nasdaq rules require our Board to make an affirmative determination as to the independence of each director. Consistent with these rules, our Board undertook its annual review of director independence on November 2, 2022. During the review, our Board considered relationships and transactions during 2021, 2022 and since inception between each director or any member of his or her immediate family, on the one hand, and the Company and our subsidiaries and affiliates, on the other hand. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. Based on this review, our Board determined that Neil Herskowitz, Faith Charles, and Curtis Oltmans are independent under the criteria established by Nasdaq and our Board.

Fortress Biotech, Inc. (“Fortress”) beneficially owns capital stock representing more than 50% of the voting power of our outstanding voting stock eligible to vote in the election of directors. As a result, we qualify as a “controlled company” and avail ourselves of certain “controlled company” exemptions under the Nasdaq corporate governance rules. As a controlled company, we are not required to have a majority of “independent directors” on our Board as defined under the Nasdaq rules, or have a compensation, nominating or governance committee composed entirely of independent directors. Despite qualifying as a controlled company, our Board nevertheless is comprised of a majority of independent directors.

Lindsay A. Rosenwald, M.D. — Executive Chairman of the Board

Dr. Rosenwald, 67, has served as our Executive Chairman of the Board since inception. Dr. Rosenwald also serves as Chairman, President and Chief Executive Officer of Fortress Biotech, Inc., Chairman of Journey Medical Corporation, a director of Mustang Bio, Inc., and a director of Checkpoint Therapeutics, Inc. From 1991 to 2008, Dr. Rosenwald served as the Chairman of Paramount BioCapital, Inc. The Board believes that because Dr. Rosenwald, over the last 25 years, has acted as a biotechnology entrepreneur and has been involved in the founding and recapitalization of numerous public and private biotechnology and life sciences companies, he is exceptionally qualified to serve on our Board as Executive Chairman. Dr. Rosenwald received his B.S. in finance from Pennsylvania State University and his M.D. from Temple University School of Medicine.

Faith Charles

Faith L. Charles, 61, has been a corporate transactions and securities partner at the law firm of Thompson Hine, LLP since 2010. She leads Thompson Hine’s Life Sciences practice and co-heads the securities practice, advising public and emerging biotech and pharmaceutical companies in the U.S. and internationally. Ms. Charles negotiates complex private and public financing transactions, mergers and acquisitions, licensing transactions and strategic collaborations. She serves as outside counsel to a myriad of life sciences companies and is known in the industry as an astute business advisor, providing valuable insights into capital markets, corporate governance and strategic development. Since March 2021, Ms. Charles has served on the Board of Directors, Audit Committee and Nominating and Corporate Governance Committee of Abeona Therapeutics Inc., a clinical-stage biopharmaceutical company developing cell and gene therapies for life-threatening rare genetic diseases whose common stock is listed on the Nasdaq. She has served on the Board of Directors of Amydis, Inc., a private pharmaceutical company developing compounds and tests for the early detection of Alzheimer’s and other amyloid-associated diseases, since March 2019. From 2018 until October 2021, Ms. Charles served on the Board of Directors and as a member of the Audit Committee and Chair of the Compensation Committee of Entera Bio Ltd., a publicly-traded biotechnology company. Ms. Charles founded the Women in Bio Metro New York chapter and chaired the chapter for five years. She currently serves on the national board of Women in Bio. Ms. Charles is also a member of the board of Red Door Community (formerly Gilda’s Club New York City). She has been recognized as a Life Sciences Star by Euromoney’s LMG Life Sciences, has been named a BTI Client Service All-Star, and was named by Crain’s New York Business to the list of 2020 Notable Women in the Law. Ms. Charles holds a J.D. degree from The George Washington University Law School and a B.A. in Psychology from Barnard College, Columbia University. Ms. Charles is a graduate of Women in Bio’s Boardroom Ready Program, an Executive Education Program taught by The George Washington University School of Business. We believe that Ms. Charles is qualified to serve on our Board due to her expertise in legal matters relevant to our business, including in the life sciences industries.

Neil Herskowitz

Mr. Herskowitz, 65, joined our Board in August 2015 and has served as the Chairman of our Audit Committee since September 2016. Mr. Herskowitz has served as the managing member of the ReGen Group of companies, located in New York, since 1998, which include ReGen Capital Investments LLC and Riverside Claims Investments LLC. He has also served as the President of its affiliate, Riverside Claims LLC, since June 2004. Additionally, Mr. Herskowitz served as a Board member of National Holdings, Inc. from 2016 to 2019, and has served as a Board member of Mustang Bio, Inc., Journey Medical Corporation and Checkpoint Therapeutics, Inc. since 2015. Mr. Herskowitz received a B.B.A. in Finance from Bernard M. Baruch College in 1978. The Board believes, based on Mr. Herskowitz’s over 15 years of Audit Committee and Board experience in the biotech industry, that Mr. Herskowitz is qualified to serve as a member of our Board and as the Chairman of our Audit Committee.

Jay Kranzler, M.D., PhD

Dr. Kranzler, 64, joined our Board in February 2017. Dr. Kranzler has been a Founder, Chief Executive Officer, Board Member, and Advisor to leading life science companies for over 30 years. He is currently Chairman and Chief Executive Officer of Urica Therapeutics, a clinical-stage biopharmaceutical company. He is also currently a Board Member of multiple private companies, including Baergic Bio Inc., Pastorus Inc., Navitas Pharma, ImmunoBrain Checkpoint, Kore Therapeutics Ltd., and OnTrack Therapeutics Ltd., each focused on the research and experimental development of therapeutics. Dr. Kranzler started his career at McKinsey & Company where he was instrumental in establishing the Firm’s pharmaceutical practice. He was a founder of Perception Neuroscience (acquired by ATAI Life Sciences) and also served as CEO of Cytel Corporation, a company focused on the development of immunomodulatory drugs. Following Cytel, Dr. Kranzler became the CEO of Cypress Bioscience, where he was credited for the development of Savella™ (milnacipran) for the treatment of fibromyalgia. Dr. Kranzler was also Vice President, Head of Worldwide External R&D Innovation and Strategic Investments at Pfizer. During his career, Dr. Kranzler has developed drugs, medical devices, as well as diagnostics, and is the inventor on multiple patents. Dr. Kranzler graduated from Yale University School of Medicine with MD and PhD degrees with a focus in psychopharmacology. We believe that Dr. Kranzler is qualified to serve on our Board due to his management experience, his service as an executive of biopharmaceutical companies and his knowledge of our business and industry.

Curtis Oltmans

Mr. Oltmans, 59, joined our Board in April 2021 and is currently Chief Legal Officer of Fulcrum Therapeutics, Inc. and has over 25 years of experience in corporate law including senior management positions in legal departments at several leading pharmaceutical and biotechnology companies. Prior to Fulcrum Therapeutics, Inc, he served as Vice President, Head of Litigation at DaVita Kidney Care, Inc. where he was responsible for all litigation, workers’ compensation and employee safety matters. Prior to DaVita Kidney Care, Mr. Oltmans was Executive Vice President, General Counsel and Corporate Secretary at Array BioPharma, Inc., where he oversaw all legal, corporate governance, patent and compliance matters. He previously served as Corporate Vice President and General Counsel for Novo Nordisk, Inc., North America. He was responsible for strategic support in areas including market access, government affairs, communications and product marketing. He has also served as Assistant General Counsel for Eli Lilly and Company after beginning his legal career supporting clients in pharmaceutical and medical device litigation matters. He served on the Board of Trustees for the Mercer County Boy’s and Girl’s Club. Mr. Oltmans received a B.A. in political science from the University of Nebraska and his J.D. from the University of Nebraska College of Law. Based on Mr. Oltmans’ pharmaceutical industry experience, the Board believes that Mr. Oltmans has the appropriate set of skills to serve as a member of the Board.

Meetings

During 2021, our Board held ten meetings and took one action by unanimous written consent. Each incumbent director attended at least 75% of the total number of meetings of the board of directors and the committees on which he or she served during the fiscal year ended December 31, 2021. The permanent committees established by our Board are the Audit Committee and the Compensation Committee, descriptions of which are set forth in more detail below. Our directors are expected to attend each Annual Meeting of Stockholders, and it is our expectation that all of the directors standing for election will attend this year’s Annual Meeting. Each of our directors attended the annual meeting of stockholders in 2021 by teleconference. This will be our fifth Annual Meeting of Stockholders since we became a public reporting company in June 2017.

Communicating with the Board of Directors

Our Board has established a process by which stockholders can send communications to the Board. You may communicate with the Board as a group, or to specific directors, by writing to David Jin, our Corporate Secretary, at our offices located at 2 Gansevoort Street, 9th Floor, New York, NY 10014. The Corporate Secretary will review all such correspondence and regularly forward to our Board a summary of all correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence we receive that is addressed to members of our Board and request copies of any such correspondence. Concerns relating to accounting, internal controls, or auditing matters may be communicated in this manner, or may be submitted on an anonymous basis via e-mail at BOD@avenuetx.com. These concerns will be immediately brought to the attention of our Board and handled in accordance with procedures established by our Board.

Audit Committee

The Audit Committee currently consists of Neil Herskowitz, Curtis Oltmans and Faith Charles. Mr. Herskowitz serves as the Chairperson of the Audit Committee.

The Audit Committee was formed on May 15, 2017 and held four meetings during the fiscal year ended December 31, 2021. The duties and responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee which was recently reviewed by our Audit Committee. A copy of the Charter of the Audit Committee is available on our website, located at www.avenuetx.com. Among other matters, the duties and responsibilities of the Audit Committee include reviewing and monitoring our financial statements and internal accounting procedures, the selection of our independent registered public accounting firm and consulting with and reviewing the services provided by our independent registered public accounting firm. Our Audit Committee has sole discretion over the retention, compensation, evaluation and oversight of our independent registered public accounting firm.

The SEC and Nasdaq have established rules and regulations regarding the composition of audit committees and the qualifications of audit committee members. Our Board has examined the composition of our Audit Committee and the qualifications of our Audit Committee members in light of the current rules and regulations governing audit committees. Based upon this examination, our Board has determined that each member of our Audit Committee is independent and is otherwise qualified to be a member of our Audit Committee in accordance with the rules of the SEC and Nasdaq.

Additionally, the SEC requires that at least one member of the Audit Committee have a “heightened” level of financial and accounting sophistication. Such a person is known as the “audit committee financial expert” under the SEC’s rules. Our Board has determined that Neil Herskowitz is an “audit committee financial expert,” as the SEC defines that term, and is an independent member of our Board and our Audit Committee. Please see Neil Herskowitz’s biography on page 7 for a description of his relevant experience.

The report of the Audit Committee can be found on page 14 of this proxy statement.

Compensation Committee

The Compensation Committee was formed on May 15, 2017. The Compensation Committee held one meeting during the fiscal year ended December 31, 2021 and took action by one unanimous written consent. The Compensation Committee currently consists of Neil Herskowitz and Curtis Oltmans, with Mr. Herskowitz serving as Chairperson. The duties and responsibilities of the Compensation Committee are set forth in the Charter of the Compensation Committee. A copy of the Charter of the Compensation Committee is available on our website, located at www.avenuetx.com. As discussed in its charter, among other things, the duties and responsibilities of the Compensation Committee include annually reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, reviewing and approving, or making recommendations to our Board with respect to, the compensation of our Chief Executive Officer and our other executive officers, overseeing an the evaluation of our senior executives, and overseeing and administering our cash and equity incentive plans. The Compensation Committee applies discretion in the determination of individual executive compensation packages to ensure compliance with the Company’s compensation philosophy. The Chief Executive Officer makes recommendations to the Compensation Committee with respect to the compensation packages for officers other than herself. The Compensation Committee may delegate its authority to grant awards to certain employees, and within specified parameters under the Avenue Therapeutics, Inc. 2015 Incentive Plan (the “2015 Plan”), to a special committee consisting of one or more directors who may but need not be officers of the Company. As of the date of this proxy statement, however, the Compensation Committee had not delegated any such authority. The Board may engage a compensation consultant to conduct a review of its executive compensation programs in 2022. The Committee did not engage a compensation consultant in 2021.

Nasdaq has established rules and regulations regarding the composition of compensation committees and the qualifications of compensation committee members. As a controlled company, we are not required to have a compensation committee composed entirely of independent directors. However, our Board has examined the composition of our Compensation Committee and the qualifications of our Compensation Committee members in light of the current rules and regulations governing compensation committees. Based upon this examination, our Board has determined that each member of our Compensation Committee is independent and is otherwise qualified to be a member of our Compensation Committee in accordance with such rules.

Nominating Process

We do not currently have a nominating committee or any other committee serving a similar function. Director nominations are approved by a vote of a majority of our independent directors as required under the Nasdaq rules and regulations. Although we do not have a written charter in place to select director nominees, our Board has adopted resolutions regarding the director nomination process. We believe that the current process in place functions effectively to select director nominees who will be valuable members of our Board.

We identify potential nominees to serve as directors through a variety of business contacts, including current executive officers, directors, community leaders and stockholders. We may, to the extent they deem appropriate, retain a professional search firm and other advisors to identify potential nominees.

We will also consider candidates recommended by stockholders for nomination to our Board. A stockholder who wishes to recommend a candidate for nomination to our Board must submit such recommendation to our Corporate Secretary, David Jin, at our offices located at 2 Gansevoort Street, 9th Floor, New York, New York 10014. Any recommendation must be received not less than 50 calendar days nor more than 90 calendar days before the anniversary date of the previous year’s annual meeting. All stockholder recommendations of candidates for nomination for election to our Board must be in writing and must set forth the following: (i) the candidate’s name, age, business address, and other contact information, (ii) the number of shares of common stock, par value $0.0001 per share (“Common Stock”), beneficially owned by the candidate, (iii) a complete description of the candidate’s qualifications, experience, background and affiliations, as would be required to be disclosed in the proxy statement pursuant to Schedule 14A under the Exchange Act, (iv) a sworn or certified statement by the candidate in which he or she consents to being named in the proxy statement as a nominee and to serve as director if elected, and (v) the name and address of the stockholder(s) of record making such a recommendation.

We believe that our Board as a whole should encompass a range of talent, skill, and expertise enabling it to provide sound guidance with respect to our operations and interests. Our independent directors evaluate all candidates to our Board by reviewing their biographical information and qualifications. If the independent directors determine that a candidate is qualified to serve on our Board, such candidate is interviewed by at least one of the independent directors and our Chief Executive Officer. Other members of the Board also have an opportunity to interview qualified candidates. The independent directors then determine, based on the background information and the information obtained in the interviews, whether to recommend to the Board that the candidate be nominated for approval by the stockholders to fill a directorship. With respect to an incumbent director whom the independent directors are considering as a potential nominee for re-election, the independent directors review and consider the incumbent director’s service during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Board. The manner in which the independent directors evaluate a potential nominee will not differ based on whether the candidate is recommended by our directors or stockholders.

We consider the following qualifications, among others, when making a determination as to whether a person should be nominated to our Board: the independence of the director nominee; the nominee’s character and integrity; financial literacy; level of education and business experience, including experience relating to biopharmaceutical companies; whether the nominee has sufficient time to devote to our Board; and the nominee’s commitment to represent the long-term interests of our stockholders. We review candidates in the context of the current composition of the Board and the evolving needs of our business. We believe that each of the current members of our Board (who are also our director nominees) has the requisite business, biopharmaceutical, financial or managerial experience to serve as a member of the Board, as described above in their biographies under the heading “—Our Board of Directors.” We also believe that each of the current members of our Board has other key attributes that are important to an effective board, including integrity, high ethical standards, sound judgment, analytical skills, and the commitment to devote significant time and energy to service on the Board and its committees.

We do not have a formal policy in place with regard to diversity in considering candidates for our Board, but the Board strives to nominate candidates with a variety of backgrounds and complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee our business.

Code of Business Conduct and Ethics

We have adopted a Code of Ethics (the “Code”), which applies to all of our directors and employees, including our principal executive officer and principal financial officer. The Code includes guidelines dealing with the ethical handling of conflicts of interest, compliance with federal and state laws, financial reporting, and our proprietary information. The Code also contains procedures for dealing with and reporting violations of the Code. We have posted our Code on our website, located at www.avenuetx.com.

Policy Prohibiting Hedging and Speculative Trading

Pursuant to our Insider Trading Policy, our officers, directors, and employees are prohibited from engaging in speculative trading, including hedging transactions or short sale transactions with respect to Company securities.

Board Diversity

The matrix below as required by Nasdaq rules sets forth the self-identified gender identity and demographic diversity attributes of each of our directors, and the brief biographical description of the directors set forth above under the heading “—Our Board of Directors” includes the primary individual experience, qualifications, attributes, and skills of each of our directors that led to the conclusion that each director should serve as a member of our Board at this time.

Board Diversity Matrix (as of November 1, 2022)

Total Number of Directors	5

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	4	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

BDO USA, LLP (“BDO”), the independent registered public accounting firm that audited our financial statements for the years ended December 31, 2022 and 2021, has served as our independent registered public accounting firm since 2016. We expect a representative of BDO to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions (see “Questions and Answers” for more information regarding submitting questions).

Our Board has asked the stockholders to ratify the selection of BDO as our independent registered public accounting firm for the year ending December 31, 2022. See “Proposal No. 2: Ratification of Appointment of BDO USA, LLP as Our Independent Registered Public Accounting Firm” on page 28 of this proxy statement. The Board has reviewed the fees described below and concluded that the payment of such fees is compatible with maintaining BDO’s independence. All proposed engagements of BDO, whether for audit services, audit-related services, tax services, or permissible non-audit services, were pre-approved by our Audit Committee.

Audit Fees

For the fiscal years ended December 31, 2021 and 2020, BDO billed us an aggregate of $302,550 and $158,300, respectively, in fees for the professional services rendered in connection with the audit of our annual financial statements included in our Annual Report on Form 10-K for those two fiscal years, the review of our financial statements included in our Quarterly Reports on Form 10-Q during those two fiscal years, and other services provided in connection with registration statements.

Audit-Related Fees

During the fiscal years ended December 31, 2021 and 2020, we were not billed by BDO for any fees for audit-related services reasonably related to the performance of the audits and reviews for those two fiscal years, other than the fees described above under the heading “Audit Fees.”

Tax Fees

During the fiscal years ended December 31, 2021 and 2020, we were not billed by BDO for any fees for professional services rendered for tax compliance, tax advice, and tax planning services.

All Other Fees

During the fiscal years ended December 31, 2021 and 2020, we were not billed by BDO for any fees for services, other than those described above, rendered to us for those two fiscal years.

Pre-Approval of Services

Our Audit Committee has established a policy setting forth the procedures under which services provided by our independent registered public accounting firm will be pre-approved by our Audit Committee. The potential services that might be provided by our independent registered public accounting firm fall into two categories:

•	Services that are permitted, including the audit of our annual financial statements, the review of our quarterly financial statements, related attestations, benefit plan audits and similar audit reports, financial and other due diligence on acquisitions, and federal, state, and non-US tax services; and

•	Services that may be permitted, subject to individual pre-approval, including compliance and internal-control reviews, indirect tax services such as transfer pricing and customs and duties, and forensic auditing.

Services that our independent registered public accounting firm are prohibited from providing include such services as bookkeeping, certain human resources services, internal audit outsourcing, and investment or investment banking advice.

All proposed engagements of our independent registered public accounting firm, whether for audit services or permissible non-audit services, are pre-approved by the Audit Committee. We jointly prepare a schedule with our independent registered public accounting firm that outlines services which we reasonably expect we will need from our independent registered public accounting firm and categorize them according to the classifications described above. Each service identified is reviewed and approved or rejected by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

In monitoring the preparation of our financial statements, the Audit Committee met with both management and BDO, our independent registered public accounting firm for the year ended December 31, 2021, to review and discuss all financial statements prior to their issuance and to discuss any and all significant accounting issues. Management and our independent registered public accounting firm advised the Audit Committee that each of the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee’s review included a discussion of the matters required to be discussed pursuant to the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC including, among other things, the following:

●	Methods used to account for significant or unusual transactions;

●	The effect of any accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

●	The process used by management to formulate sensitive accounting estimates and the basis for the independent registered public accounting firm’s conclusion regarding the reasonableness of any such estimates; and

●	Any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures necessary in the financial statements.

The Audit Committee has discussed the independence of BDO, our independent registered public accounting firm for the year ended December 31, 2021, including the written disclosures made by BDO to the Audit Committee, as required by the standards of the PCAOB.

Finally, the Audit Committee continues to monitor the scope and adequacy of our internal controls and other procedures, including any and all proposals for adequate staffing and for strengthening internal procedures and controls where appropriate and necessary.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the SEC.

The Audit Committee reviewed its written charter previously adopted by our Board. Following this review, the Audit Committee determined that no changes needed to be made with respect to the Audit Committee charter at this time.

By the Audit Committee
Neil Herskowitz
Curtis Oltmans
Faith Charles

OUR EXECUTIVE OFFICERS

Executive Officers

Our current executive officers are as follows:

Name	Age	Position
Alexandra MacLean, M.D.	55	Chief Executive Officer
David Jin	32	Interim Chief Financial Officer and Chief Operating Officer

No executive officer is related by blood, marriage or adoption to any other director or executive officer.

Alexandra MacLean, M.D. — Chief Executive Officer

Dr. MacLean, 55, has served as Chief Executive Officer of the Company since August 2022. She previously served as Entrepreneur in Residence at Fortress (Nasdaq: FBIO), a biopharmaceutical company and a partner company of the Company, from November 2021 through July 2022. She previously served as General Partner and Principal at TVM Capital GmbH, an international life sciences venture capital firm, from January 2020 through October 2021; as Head of Licensing and Business Development at Imbrium Therapeutics L.P., a clinical-stage biopharmaceutical company and a subsidiary of Purdue Pharma, L.P. (“Purdue”), from January 2019 through January 2020; and in various roles at Purdue, a privately held pharmaceutical company, from 2015 to January 2019. Prior to joining Purdue, she served at Plasma Surgical, Inc., a medical device company, from 2014 to 2015, and Covidien, a medical devices and supplies manufacturer later acquired by Medtronic plc (NYSE: MDT), from 2010 to 2013. She began her career in the pharmaceutical industry at Merck & Co. (NYSE: MRK), a pharmaceutical company, where she worked from 2008 to 2010. Dr. MacLean holds an M.D. degree from Columbia University, Vagelos College of Physicians and Surgeons, an MBA from the University of Colorado – Boulder, and an M.Phil. from the University of Cambridge in History of Science. She obtained a B.Sc. in Physiology from McGill University.

David Jin — Interim Chief Financial Officer and Chief Operating Officer

Mr. Jin, 32, has served as Interim Chief Financial Officer of the Company since May 2022 and as the Company’s Chief Operating Officer since March 2022. He also serves as Chief Financial Officer and Head of Corporate Development at Fortress (Nasdaq: FBIO). Prior to Fortress, he was a member of the Private Equity group at Barings focused on control equity and asset-based investments in pharma and biotech. Before that, he was Director of Corporate Development at Sorrento Therapeutics, Inc. (Nasdaq: SRNE) and Vice President of Healthcare Investment Banking at FBR & Co. He began his career in management consulting at IMS Health (now IQVIA). Mr. Jin has a Bachelor of Science degree in Industrial Engineering & Management Sciences with a double-major in Mathematical Methods in the Social Sciences from Northwestern University.

EXECUTIVE COMPENSATION

As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, reduced disclosure obligations regarding executive compensation in our proxy statements, including the requirement to include a Compensation Discussion and Analysis, as well as an exemption from the requirement to hold a non-binding advisory vote on executive compensation. We have elected to comply with the scaled disclosure requirements applicable to emerging growth companies. As an emerging growth company, we are permitted to limit reporting of compensation disclosure to our principal executive officer and our two other most highly compensated executive officers, which we refer to as our “named executive officers” or our “NEOs”. For the fiscal year ended December 31, 2021, we had two NEOs, as noted below. Our status as an emerging growth company will end as of December 31, 2022.

Summary Compensation Table

In this proxy statement, our NEOs for the fiscal year ended December 31, 2021 are Lucy Lu and Joseph Vazzano, both of whom are no longer employed by us as of the date of this proxy statement. However, pursuant to applicable SEC rules, the following table sets forth information concerning compensation paid by us to our NEOs for their services rendered to us in all capacities during the years ended December 31, 2021 and 2020:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Lucy Lu(3)	2021	454,647	382,803	233,079	11,600	1,082,129
Chief Executive Officer	2020	431,627	—	—	11,400	443,027
Joseph Vazzano(4)	2021	255,747	93,470	80,513	11,600	441,330
Chief Financial Officer	2020	206,000	—	—	8,890	214,890

(1)	Reflects the aggregate grant date fair value of restricted stock and restricted stock units (“RSUs”) granted during the fiscal year calculated in accordance with FASB ASC Topic 718. The valuation of restricted stock and RSUs is based on our closing stock price on the grant date.

(2)	Reflects 401(k) company contributions.

(3)	Dr. Lu resigned from the Company to pursue other opportunities on March 31, 2022.

(4)	Mr. Vazzano resigned from the Company to pursue other opportunities on January 14, 2022.

Narrative to Summary Compensation Table

Employment Agreement with Dr. Lu

On June 10, 2015, we entered into an Employment Agreement with Lucy Lu, M.D. to serve as our Interim President and Chief Executive Officer upon the completion of our initial public offering at an annualized salary of $395,000. Dr. Lu’s Employment Agreement became effective on June 26, 2017, and she became our President and Chief Executive Officer. Dr. Lu’s salary for 2021 and 2020 was $454,647 and $431,627, respectively. Her salary for 2022 was increased to $550,000. Under the terms of Dr. Lu’s Employment Agreement, Dr. Lu’s base salary may be reduced only in connection with a company-wide decrease in executive compensation. Dr. Lu was also eligible to receive an annual discretionary bonus, not to exceed 50% of her base salary, if certain financial, clinical development, and/or business milestones were met in the discretion of our Board. Such milestones were to be established annually by mutual agreement between Dr. Lu and our Board. Dr. Lu’s employment with us was at will and may have been terminated by us at any time and for any reason. On November 12, 2018, we amended our Employment Agreement with Dr. Lu. Under the terms of the Amended Employment Agreement, if we had terminated Dr. Lu’s employment without cause (as defined in the Employment Agreement) or if Dr. Lu had resigned her employment for good reason (as defined in the Employment Agreement), Dr. Lu would have been entitled to receive the following:

●	cash severance equal to her annual salary, paid over a period of twelve months;

●	payment of the premiums to continue health care coverage for Dr. Lu and her eligible dependents under COBRA for up to twelve months;

●	a pro rata share of her annual bonus, to be paid when and if such bonus would have been paid under the Employment Agreement; and

●	immediate accelerated vesting of all of her unvested equity awards.

If Dr. Lu’s employment had been terminated due to her death or complete disability (as defined in the Employment Agreement), she would have been entitled to receive the following:

●	cash severance equal to ninety days’ annual salary, paid over a period of ninety days;

●	a pro rata share of her annual bonus, to be paid when and if such bonus would have been paid under the Employment Agreement; and

●	immediate accelerated vesting of all of her unvested equity awards.

On March 31, 2022, Dr. Lu resigned from the Company to pursue other opportunities. She remains a consultant to the Company.

Employment Agreement with Mr. Vazzano

Mr. Vazzano’s salary for 2021 and 2020 was $255,747 and $206,000, respectively. As described in our letter agreement with Mr. Vazzano, Mr. Vazzano was eligible to receive an annual bonus of up to 25% of his base salary, as determined by the Company in its discretion based upon factors including corporate and individual performance. On July 1, 2021 we increased Mr. Vazzano’s salary to $300,000 and increased his bonus target to 35% of his base salary. His salary for 2022 was increased to $320,000. On January 14, 2022, Mr. Vazzano resigned from the Company to pursue other opportunities. He remains a consultant to the Company.

Annual Incentive Bonus

In 2021, Dr. Lu was eligible to earn an annual bonus equal of up to 50% of her base salary. In 2021, Mr. Vazzano was eligible to earn an annual bonus equal of up to 25% of his base salary through June 30, 2021 and then 35% of his base salary from July 1, 2021 through December 31, 2021. Dr. Lu’s and Mr. Vazzano’s bonus opportunities for 2021 were based upon the Company’s performance against pre-established corporate goals and objectives, which included a combination of corporate, regulatory, and financial goals.

These goals and objectives were achieved at an aggregate level of 100% and accordingly Dr. Lu and Mr. Vazzano were paid 100% of their target bonus amount. The actual amounts paid to the executives pursuant to their annual cash incentive awards and bonuses are reported in the “Summary Compensation Table” as “Non-equity Incentive Compensation”.

Equity Awards

The Compensation Committee has granted each of Dr. Lu and Mr. Vazzano the following equity awards under our 2015 Plan. In 2021, Dr. Lu received an award of 411,616 RSUs (pre-reverse stock split), and Mr. Vazzano received an award of 100,505 RSUs (pre-reverse stock split), each of which vests as described in Footnote 6 to the Outstanding Equity Awards Table below. The share figures in the table below do not give effect to the 1-for-15 reverse stock split that became effective September 22, 2022.

Outstanding Equity Awards at 2021 Fiscal Year End

Name	Grant Date	Number of Shares of Units of Stock that Have Not Vested		Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights that Have Not Vested		Equity Incentive Plan Awards; Market Value or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(1)
Lucy Lu	6/10/2015	-		-	50,000	(2)	45,500
Lucy Lu	8/8/2017	215,000	(3)	195,650	—		—
Lucy Lu	8/7/2018	250,000	(5)	227,500	—		—
Lucy Lu	12/17/2021	411,616	(6)	374,571	—		—

Joseph Vazzano	8/7/2018	7,500	(5)	6,825	—		—
Joseph Vazzano	12/17/2021	100,505	(6)	91,460	—		—

(1)	The market value of unvested restricted stock awards/units was calculated by multiplying the number of units by $0.91, the closing sales price of our Common Stock on December 31, 2021.

(2)	Represents 166,667 restricted stock awards vesting upon achievement of goals and objectives relating to the development of IV Tramadol of which 50,000 remained unvested as of December 31, 2021.

(3)	Represents RSUs vesting upon Dr. Lu’s request for the shares.

(4)	Represents RSUs vesting as follows: 75% on the earlier of Dr. Lu’s request for the shares or August 7, 2022, and 25% on August 7, 2022.

(5)	Represents RSUs vesting annually in equal installments on August 7, 2019 – 2022.

(6)	Represents RSUs vesting on March 15, 2022.

Potential Payments upon Termination or Change in Control

As detailed above, we had an amended employment agreement with Dr. Lu that provided certain compensation and benefits in the event of a termination of her employment or change in control under certain conditions. In addition, Dr. Lu’s amended employment agreement and our equity plan provided certain equity award benefits in connection with a termination or change in control.

Dr. Lu’s Restricted Shares

•	If we had terminated Dr. Lu’s employment without “cause” or Dr. Lu had resigned for “good reason,” at any time, then all of her unvested equity awards would have become fully vested.

•	If Dr. Lu’s employment had terminated as a result of her death or “disability,” all of her unvested equity awards would have become fully vested.

Other Awards Granted under the 2015 Plan

•	Unless otherwise provided in an award certificate or any special plan document governing an award granted under our 2015 Plan, upon the occurrence of a change in control of our company, (i) all outstanding options, SARs and other awards in the nature of rights that may be exercised will become fully exercisable, (ii) all time-based vesting restrictions on outstanding awards will lapse; and (iii) the payout opportunities attainable under all outstanding performance-based awards will vest based on target performance and the awards will pay out on a pro rata basis, based on the time elapsed prior to the change in control.

•	The Compensation Committee may, in its discretion, accelerate the vesting and/or payment of any awards granted under our 2015 Plan for any reason, subject to certain limitations under Section 409A of the Internal Revenue Code. The Compensation Committee is not required to treat different participants and awards the same in exercising such discretion.

DIRECTOR COMPENSATION

Director Compensation Program

Our directors set compensation for non-employee directors on an annual basis in accordance with our 2015 Plan.  Our non-employee directors received the following compensation for service to the Board during 2021:

Cash Compensation:

•	$50,000 annual retainer;

•	$10,000 additional annual retainer for the Executive Chairman of the Board; and

•	$10,000 additional annual retainer for the Audit Committee Chair.

Equity Compensation:

•	Initial Equity Grant: 50,000 shares of restricted stock, which shares shall vest and become non-forfeitable in equal annual installments over three years, beginning on the third (3rd) anniversary of the grant date, subject to the director’s continued service on the Board on such date. This grant was waived for the InvaGen appointed directors, Jaideep Gogtay and Elizabeth Garrett Ingram.

•	Re-Election Equity Grant: The greater of (i) a number of shares of restricted stock having a fair market value on the grant date of $50,000, or (ii) 10,000 shares of restricted stock, which shares shall vest and become non-forfeitable on the third (3rd) anniversary of the grant date, subject to the director’s continued service on the Board on such date. This grant was waived for the InvaGen appointed directors and Dr. Rosenwald.

In addition, each non-employee director receives reimbursement for reasonable travel expenses incurred in attending meetings of our Board and meetings of committees of our Board.

Director Compensation Table

The following table sets forth the cash and other compensation we paid to the non-employee members of our Board for all services in all capacities during 2021.

Name	Fees Earned or Paid in Cash(1)	Stock Awards ($)(2)	Total ($)(3)
Lindsay A. Rosenwald	--	--	--
Neil Herskowitz	60,000	64,189	124,189
Jay Kranzler	50,000	64,189	114,189
Jaideep Gogtay	-	-	-
Curtis Oltmans	37,500	45,589	83,089
Elizabeth Garrett Ingram	-	-	-

(1)	Represents cash retainer for serving on our Board and committees of the Board.

(2)	Reflects the aggregate grant date fair value of restricted stock granted during the fiscal year calculated in accordance with FASB ASC Topic 718. The valuation of restricted stock awards is based on our closing stock price on the grant date.

(3)	As of December 31, 2021, the aggregate number of restricted stock and RSUs held by each non-employee director was as follows: Dr. Rosenwald, 3,333 restricted stock awards; Mr. Herskowitz, 85,686 restricted stock awards; Dr. Kranzler, 85,686 restricted stock awards; Mr. Oltmans, 49,020 restricted stock awards; and 0 for each of Dr. Gogtay and Ms. Ingram.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of the shares of our Common Stock to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of any Forms 3, 4 or 5 that they file. The SEC rules require us to disclose late filings of initial reports of stock ownership and changes in stock ownership by our directors, executive officers and 10% stockholders. Based solely on a review of copies of the Forms 3, 4 and 5 furnished to us by reporting persons and any written representations furnished by certain reporting persons, we believe that during the fiscal year ended December 31, 2021, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% stockholders were completed in a timely manner, except for one Form 3 filing by Curtis Oltmans that was not filed timely due to administrative error.

RELATED-PERSON TRANSACTIONS

Since January 1, 2021, except as described herein, the Company has not been a party to any transaction in which the amount involved exceeded or will exceed $120,000, and in which any of its directors, named executive officers or beneficial owners of more than 5% of the Company’s capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, and other than compensation, termination, and change-in-control arrangements.

The written charter of the Audit Committee authorizes, and the Nasdaq Stock Market listing rules require, the Audit Committee to review and approve related-party transactions. In reviewing related-party transactions, the Audit Committee applies the basic standard that transactions with affiliates should be made on terms no less favorable to the Company than could have been obtained from unaffiliated parties. Therefore, the Audit Committee reviews the benefits of the transactions, terms of the transactions and the terms available from unrelated third parties, as applicable. All transactions other than compensatory arrangements between the Company and its officers, directors, principal stockholders and their affiliates will be approved by the Audit Committee or a majority of the disinterested directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

The following is a summary of each transaction or series of similar transactions since the inception of Avenue to which it was or is a party and that:

•	the amount involved exceeded or exceeds $120,000 or is greater than 1% of our total assets; and

•	any of our directors or executive officers, any holder of 5% of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

Founders Agreement and Management Services Agreement with Fortress

Fortress entered into a Founders Agreement with Avenue in February 2015, pursuant to which Fortress assigned to Avenue all of its rights and interest under Fortress’s license agreement with Revogenex Ireland Ltd. for IV Tramadol (the “License Agreement”). As consideration therefor, Avenue assumed $3.0 million in debt that Fortress had accumulated for expenses and costs of forming Avenue and obtaining the IV Tramadol license. This debt was repaid to Fortress in 2017. As additional consideration for the transfer of rights under the Founders Agreement, Avenue also agreed to: (i) issue annually to Fortress, on the anniversary date of the Founders Agreement, shares of Common Stock equal to two and one half percent (2.5%) of the fully-diluted outstanding equity of Avenue at the time of issuance (the “Annual Equity Fee”); (ii) pay an equity fee in shares of Avenue Common Stock, payable within five (5) business days of the closing of any equity or debt financing for Avenue or any of its respective subsidiaries that occurs after the effective date of the Founders Agreement and ending on the date when Fortress no longer has majority voting control in Avenue’s voting equity, equal to two and one half percent (2.5%) of the gross amount of any such equity or debt financing (the “Financing Equity Fee”); and (iii) pay a cash fee equal to four and one half percent (4.5%) of Avenue’s annual net sales, payable on an annual basis, within ninety (90) days of the end of each calendar year. In the event of a change in control (as it is defined in the Founders Agreement), Fortress was to be paid a one-time change in control fee equal to five (5x) times the product of (i) net sales for the twelve (12) months immediately preceding the change in control and (ii) four and one-half percent (4.5%).

On September 13, 2016, we entered into an Amended and Restated the Founders Agreement, (“A&R Founders Agreement”) with Fortress. The A&R Founders Agreement removed the Annual Equity Fee (though that mechanism was concurrently added as a feature of the Class A Preferred Stock, per the below) and added a term of 15 years, which upon expiration automatically renews for successive one-year periods unless terminated by Fortress or a Change in Control occurs. Concurrently with the A&R Founders Agreement, the Company entered into an Exchange Agreement whereby the Company exchanged Fortress’ 2.3 million Class A common shares for approximately 2.5 million shares of Common Stock and 250,000 shares of Class A Preferred Stock. Pursuant to the terms of the Class A Preferred Stock held exclusively by Fortress, Fortress will be entitled to cast, for each share of Class A Preferred Stock held by Fortress, the number of votes that is equal to 1.1 times a fraction, the numerator of which is the sum of (A) the aggregate number of shares of outstanding Common Stock and (B) the whole shares of Common Stock into which the shares of outstanding the Class A Preferred Stock are convertible and the denominator of which is the aggregate number of shares of outstanding Class A Preferred Stock. Thus, Fortress will at all times have voting control of us. Further, for a period of ten years from the date of the first issuance of shares of Class A Preferred Stock, the holders of record of the shares of Class A Preferred Stock (or other capital stock or securities issued upon conversion of or in exchange for the Class A Preferred Stock), exclusively and as a separate class, shall be entitled to appoint or elect the majority of our directors, however, the Company and Fortress have elected to waive application of this provision of the certificate of incorporation, and the holders of the Common Stock will vote together with the holders of the Class A Preferred Stock for all directors, with the holders of the Class A Preferred Stock utilizing the supervoting rights described above. In addition, the holders of the Class A Preferred Stock (again, only Fortress) are entitled to receive the Annual Equity Fee.

Effective as of February 17, 2015, Fortress entered into a Management Services Agreement (the “MSA”) with Avenue to provide services to Avenue pursuant to the terms of the MSA. Pursuant to the terms of the MSA, for an initial term of five (5) years (which initial term is subject to automatic five-year extensions unless terminated in certain cases), Fortress will render advisory and consulting services to Avenue. Services provided under the MSA may include, without limitation, (i) advice and assistance concerning any and all aspects of Avenue’s operations, clinical trials, financial planning and strategic transactions and financings and (ii) conducting relations on behalf of Avenue with accountants, attorneys, financial advisors and other professionals (collectively, the “Services”). Avenue is obligated to utilize clinical research services, medical education, communication and marketing services and investor relations/public relation services of companies or individuals designated by Fortress, provided those services are offered at market prices. However, Avenue is not obligated to take or act upon any advice rendered from Fortress, and Fortress shall not be liable for any of Avenue’s actions or inactions based upon Fortress’ guidance. Fortress and its affiliates have been contractually exempt from fiduciary duties to Avenue relating to corporate opportunities. In consideration for the Services, Avenue will pay Fortress an annual consulting fee of $0.5 million (the “Annual Consulting Fee”), payable in advance in equal quarterly installments on the first business day of each calendar quarter in each year, provided, however, that such Annual Consulting Fee shall be increased to $1.0 million for each calendar year in which Avenue has net assets in excess of $100.0 million at the beginning of the calendar year.

In connection with Avenue’s execution of that certain Stock Purchase and Merger Agreement, dated as of November 12, 2018, by and among, inter alia, Avenue, Fortress and InvaGen (the “SPMA”), Fortress agreed, under a separate Waiver and Termination Agreement (the “Waiver Agreement”) to contractually suspend: (i) all of its entitlements under the A&R Founders Agreement and the MSA and (ii) certain of its rights as a shareholder of the Class A Preferred Stock (including receipt of the Annual Equity Fee). The Waiver Agreement (together with all other extant SPMA-related agreements between Avenue and InvaGen) was terminated in October 2022, meaning that all features of the A&R Founders Agreement, MSA and Class A Preferred Stock have been restored to full effect.

For the years ended December 31, 2021 and 2020, we had expenses related to the MSA of $0 and $0, respectively. Effective November 12, 2018, the MSA fee was waived with the Waiver Agreement signed between Avenue, Fortress and InvaGen.

Secondment Agreement between Fortress, InvaGen and Journey Medical Corporation

Effective June 1, 2021, Avenue, InvaGen, Fortress and Journey Medical Corporation (“Journey”), a consolidated entity under Fortress, entered into a secondment agreement for a certain Avenue employee to be seconded to Journey. During the secondment, Journey will have the authority to supervise the Avenue employee and will reimburse the Company for the employee’s salary and salary-related costs. The term of this agreement lasts until the approval of IV Tramadol by the U.S. Food and Drug Administration or until the employee’s services are needed again by Avenue. The amounts reimbursable to Avenue are $74,000 and $98,000 for the three and nine months ended September 30, 2021, respectively.

Retention Agreements with Fortress and Key Avenue Employees

Effective June 24, 2021, Fortress and certain of Avenue’s key employees entered into retention agreements (the “Fortress Retention Agreements”) pursuant to which retention bonuses were to be payable only if the Merger Transaction (as defined in the SPMA) occurred and the applicable employee had remained employed by the Company immediately prior to the closing of the Merger Transaction. These Fortress Retention Agreements were effective until the earlier of the consummation of the Merger Transaction or the termination of the SPMA. Amounts potentially payable to these key employees were $2.9 million as of September 30, 2021. On October 7, 2021, an agreement with a fourth key employee was signed with the same terms and conditions as set forth in the Fortress Retention Agreements. The amount potentially payable to this fourth employee was $0.3 million as of signing. As the SPMA was terminated on November 1, 2021, there are no amounts payable under the Fortress Retention Agreements, and these arrangements are all null and void.

STOCK OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS,
AND 5% BENEFICIAL OWNERS

The following table shows information, as of October 31, 2022 (the “Determination Date”), concerning the beneficial ownership of our Common Stock by:

•	each person we know to be the beneficial owner of more than 5% of our Common Stock;

•	each of our current directors;

•	each of our NEOs shown in our Summary Compensation Table; and

•	all current directors and NEOs as a group.

As of the Determination Date, there were 4,773,316 shares of our Common Stock outstanding. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options and warrants that are currently exercisable or exercisable within 60 days of the Determination Date. Shares of our Common Stock issuable pursuant to stock options are deemed outstanding for computing the percentage of the person holding such options and the percentage of any group of which the person is a member but are not deemed outstanding for computing the percentage of any other person. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Section 13(d) and 13(g) of the Securities Act. All share figures in the table below give effect to the 1-for-15 reverse stock split that became effective September 22, 2022.

Unless otherwise indicated, the address for each director and executive officer listed is: c/o Avenue Therapeutics, Inc., 2 Gansevoort Street, 9th Floor, New York, NY 10014.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
Lindsay A. Rosenwald, M.D., Executive Chairman of the Board of Directors	16,755	(1)	* %
Alexandra MacLean, M.D., Chief Executive Officer	-		*
David Jin, Chief Operating Officer and Interim Chief Financial Officer	-		*
Lucy Lu, M.D., former named executive officer	80,662		1.7%
Joseph Vazzano, former named executive officer	2,454		*
Faith Charles, director	-		*
Neil Herskowitz, director	8,911		*
Jay Kranzler, M.D., PhD, director	8,911		*
Curtis Oltmans, director	3,268		*
All Executive officers and directors as a group (7 persons)	37,845	(2)	* %
5% or Greater Stockholders:
CVI Investments, Inc.	272,700	(3)	5.7%
Fortress Biotech, Inc.	256,002	(4)	5.3%

*Less than 1%

(1)	Dr. Rosenwald has warrants convertible into 11,111 (on a post-reverse stock split basis) shares of our Common Stock. The warrants were issued by Fortress and are convertible into shares of our Common Stock that are owned by Fortress. These do not represent equity compensation by us to Dr. Rosenwald.

(2)	The total calculation for all executive officers and directors as a group does not include Dr. Rosenwald’s warrants, which have not yet been exercised.

(3)	Based solely upon a Schedule 13G filed on October 17, 2022 by CVI Investments, Inc. (“CVI”), and Heights Capital Management, Inc. (“HCM”). CVI may be deemed to be the beneficial owner of 272,700 shares of our Common Stock, and as the investment manager of CVI, HCM may be deemed to be the beneficial owner of those shares. The reporting persons share voting and dispositive power over all of the shares. The address of CVI is P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands.

(4)	Includes 16,666 shares of Common Stock into which Fortress' 250,000 shares of Class A Preferred Stock may be converted at any time and from to time.

For purposes of the above table, a person is deemed to be the beneficial owner of any shares of Common Stock (i) over which the person has or shares, directly or indirectly, voting or investment power, or (ii) of which the person has a right to acquire beneficial ownership at any time within 60 days after the date of this report.  “Voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

PROPOSAL NO. 1

ELECTION OF DIRECTORS; NOMINEES

Our Bylaws provide that the Board shall consist of not more than nine nor less than one member, as determined from time to time by resolution of the Board. Our Board currently consists of five members. The persons nominated for election as director are: Lindsay A. Rosenwald, M.D., Faith Charles, Neil Herskowitz, Jay Kranzler, M.D., Ph.D and Curtis Oltmans. For information about each of the nominees and our Board generally, please see “Corporate Governance — Our Board of Directors” beginning on page 6. If elected, the nominees will hold office until the next annual meeting and until a respective successor is elected and has been qualified, or until such director resigns or is removed from office. Each nominee listed above has consented to being named in this proxy statement and has agreed to serve if elected. Management expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, your proxy will be voted for the election of another nominee to be designated by a majority of the independent directors serving on our Board.

If a choice is specified on the proxy card by the stockholder, the shares will be voted as specified. If no specification is made, the shares will be voted “FOR” all of the nominees. The affirmative vote of the holders of a plurality of the shares of our Common Stock and our preferred stock, voting together as a single class and entitled to vote at the annual meeting at which a quorum is present is required for the election of the nominees.

The Board unanimously recommends a vote “FOR” the election of all of the nominees for director.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Board is submitting the selection of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2022 to the stockholders for ratification at our Annual Meeting. Stockholder ratification of our independent registered public accounting firm is not required by our Bylaws or otherwise. If BDO is not ratified as our independent registered public accounting firm by a majority of the shares present or represented by proxy, the Audit Committee will review its future selection of an independent registered public accounting firm. BDO will still serve as our independent registered public accounting firm for the year ending December 31, 2022, if it is not ratified by our stockholders. The affirmative vote of the majority of shares present or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required for the ratification of the appointment of BDO.

The Board unanimously recommends a vote “FOR” ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF
AUTHORIZED SHARES OF COMON STOCK

General

We are asking stockholders to approve a proposed amendment to the Certificate of Incorporation to effect an increase in the total number of authorized shares of Common Stock from 20,000,000 shares to 75,000,000 shares (the “Authorized Shares Increase”), as further described below. The Board has unanimously approved and declared advisable the Authorized Shares Increase, and recommends that its stockholders approve the Authorized Shares Increase. The text of the proposed form of Certificate of Amendment to our Certificate of Incorporation (the “Share Increase Certificate”) is attached hereto as Exhibit A.

If stockholders approve this proposal, then the Board will cause the Share Increase Certificate to be filed with the Delaware Secretary of State and the Authorized Shares Increase to be effected only if the Board determines that the Authorized Shares Increase would be in the best interests of the Company and its stockholders. The Board also may determine in its discretion not to effect the Authorized Shares Increase and not to file the Share Increase Certificate. No further action on the part of stockholders will be required to either implement or abandon the Authorized Shares Increase.

Our Certificate of Incorporation currently authorizes the issuance of up to 22,000,000 shares of capital stock, consisting of 20,000,000 shares of Common Stock and 2,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), of which 250,000 shares are designated as Class A Preferred. An increase in the number of authorized shares of Common Stock to 75,000,000 shares will increase our total authorized capitalization to 77,000,000 shares of capital stock, which includes our previously authorized 2,000,000 shares of Preferred Stock.

Of the 20,000,000 shares of Common Stock currently authorized, as of the close of business on November 10, 2022, there were 4,779,272 shares of Common Stock issued and outstanding. In addition to the shares of Common Stock issued and outstanding on November 10, 2022, there were 4,137,919 shares of Common Stock issuable upon exercise of outstanding warrants having a weighted-average exercise price of $3.30 per share, 13,140 shares of Common Stock issuable upon the vesting and settlement of outstanding restricted stock award/units and 122,489 shares of Common Stock reserved for issuance and available for future grant under our 2015 Plan.

As a result, as of November 10, 2022, we had only approximately 11 million (or 54.7%) authorized shares of Common Stock that were not outstanding or reserved for issuance and that we may issue for any future business purposes. There are 250,000 shares of Preferred Stock outstanding, all designated as Class A Preferred Stock, all of which are held by Fortress, as of such date.

Reasons for the Authorized Shares Increase

We are a specialty pharmaceutical company that seeks to develop and commercialize therapies for the treatment of Central Nervous System diseases. We have incurred significant losses since our inception. We expect to incur losses for the foreseeable future, and may never achieve or maintain profitability. We are an emerging growth company with a limited operating history. We have focused primarily on in-licensing and developing IV Tramadol, with the goal of supporting regulatory approval for this product candidate and our recently acquired BAER-101 candidate through the acquisition of Baergic Bio, Inc. We have incurred losses since our inception in February 2015, and, as a result, as of September 30, 2022 and December 31, 2021, we had an accumulated deficit of approximately $81.1 million and $77 million, respectively. We expect our research and development expenses to continue to be significant in connection with our continued investment in our drug candidates and our ongoing and planned clinical trials for our drug candidates. As a result, we expect to continue to incur significant operating losses and negative cash flows from operations for the foreseeable future. These losses have had and will continue to have a material adverse effect on our stockholders’ equity, financial position, cash flows and working capital.

The report of our independent registered public accounting firm that accompanies our audited consolidated financial statements for the year ended December 31, 2021 contained an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. We have funded our operations to date primarily from the issuance and sale of our securities, and by borrowing from Fortress. As of September 30, 2022, we had cash and cash equivalents of approximately $217,000.

The Board believes that the Authorized Shares Increase is advisable and in the Company’s and its stockholders’ best interests because it would provide the Company with flexibility to use the Common Stock for business and financial purposes and alternatives in structuring future transactions. These purposes may include raising capital in future offerings of equity or equity-linked securities, granting equity awards to employees, officers, directors, consultants and/or advisors pursuant to the Company’s 2015 Plan, and expanding our business through the acquisition of other businesses and other purposes. We anticipate that we may issue additional authorized but unissued shares of Common Stock in the future in connection with one or more of the following:

•	financing transactions, such as public or private offerings of Common Stock or convertible securities;

•	partnerships, collaborations and other similar transactions;

•	our equity incentive plans;

•	strategic investments; and

•	other corporate purposes that have not yet been identified.

Given that over 44% of our authorized shares of Common Stock are either outstanding or reserved for issuance, the Board believes the proposed Authorized Shares Increase will enhance our flexibility in taking possible future actions, such as raising additional equity capital, consideration for acquisitions or licensing transactions, equity compensation awards or other corporate purposes. We do not have any current plans, arrangements, understandings or commitments for use of the additional shares of Common Stock that would be available for issuance. However, by approving the amount of authorized shares of Common Stock as proposed by the Authorized Shares Increase now, in advance of any specific need, we believe that such additional authorized shares will enable us to act in a timely manner when such a need arises or the Board believes that it is in the best interests of the Company and its stockholders to take action, without the delay and expense that would be required at that time in obtaining stockholder approval of an increase in authorized shares of Common Stock at a future special meeting of stockholders. For example, the Company may raise capital in the future to address its liquidity needs and to maintain compliance with the Nasdaq continued listing standards. If this proposal is not approved by our stockholders, it is possible that our financing and business development alternatives may be limited due to the lack of unissued and unreserved authorized shares of Common Stock.

Based on our current plans and assumptions, we estimate that our existing cash, cash equivalents, restricted cash and short-term investments will be sufficient to fund our operating expenses and capital expenditure requirements through at least the middle of 2024. Our estimate as to how long we expect our existing cash and cash equivalents to be available to fund our operations is based on assumptions that may prove inaccurate, and we could use our available capital resources sooner than we currently expect. In addition, changing circumstances may cause us to increase our spending significantly faster than we currently anticipate, and we may need to spend more money than currently expected because of circumstances beyond our control. If we are unable to raise additional capital or monetize assets, as needed, our existing cash and cash equivalents, restricted cash, and short-term investments may not be sufficient to fund our operations through at least the middle of 2024, which could have a material adverse effect on our financial condition, harming stockholder value. In short, if our stockholders do not approve this proposal, we may not be able to access the capital markets, complete corporate acquisitions, licensing transactions or partnerships, and pursue other business opportunities integral to our growth and success. Even if this proposal is approved by our stockholders, there is no assurance that we will be successful in raising additional funds or pursuing other business opportunities.

Certain Risks and Potential Disadvantages Associated with the Authorized Shares Increase

The Board does not intend to issue any shares of Common Stock except for purposes and on terms that the Board believes to be in the best interests of the Company and its stockholders. However, depending on the purpose and terms of issuance at the time, if we issue additional shares of Common Stock or other securities convertible into Common Stock in the future, it could dilute the voting rights of existing stockholders and could also dilute earnings per share and book value per share of existing stockholders. The proposed Authorized Shares Increase could also, under certain circumstances, make more difficult or discourage attempts to obtain control of the Company, thereby having an anti-takeover effect. While this is not the purpose or intent of the Board’s support of this proposal, we would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in our control or our management. For example, we could issue additional shares without further stockholder approval so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Authorized Shares Increase therefore may have the effect of discouraging unsolicited takeover attempts. Although the Authorized Shares Increase has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt and Fortress’ current voting control over the Company would make such an attempt difficult for any third party, stockholders should be aware that the effect of the Authorized Shares Increase could facilitate future attempts by us to oppose changes in our control and perpetuate our management, including transactions in which the stockholders might otherwise receive a premium for their shares over then-current market prices. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value, or that they will not adversely affect our business or the trading price of our Common Stock.

Principal Effects of the Authorized Shares Increase

The Board proposes and recommends increasing the number of shares of authorized Common Stock from the 20,000,000 shares that are authorized for issuance pursuant to our Certificate of Incorporation to a total of 75,000,000 shares of Common Stock. The chart below illustrates the number of shares of Common Stock that will be available for issuance if the Authorized Shares Increase is effected, as of November 10, 2022.

	Estimated Number of Shares of Common Stock Before Increase	Estimated Number of Shares of Common Stock After Increase
Authorized	20,000,000	75,000,000
Outstanding	4,779,272	4,779,272
Reserved for Issuance(1)	4,273,548	4,273,548

(1)	Shares of Common Stock reserved for issuance in connection with issued and outstanding stock options, warrants, unvested restricted stock and under all Company incentive plans.

The 55,000,000 additional shares of Common Stock authorized by the Share Increase Certificate, if approved, would have the same powers, preferences, and rights as the currently outstanding shares of Common Stock. Therefore, approval of the Authorized Shares Increase and any subsequent issuance of additional shares of Common Stock would not affect a current stockholder’s rights as a stockholder, except for any dilutive effects incidental to increasing the number of our outstanding shares of Common Stock to earnings per share, book value per share, and the voting power of current holders of Common Stock. The Authorized Shares Increase would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders unless additional shares are issued.

As is true for shares presently authorized but unissued, the future issuance of Common Stock authorized by the Authorized Shares Increase may, among other things, decrease existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the voting rights of existing stockholders and have a negative effect on the market price of the Common Stock. Further, the additional shares of Common Stock authorized by the approval of this proposal could be issued by the Board without further vote of our stockholders except as may be required in particular cases by applicable law, regulatory agencies or the Nasdaq listing standards.

Interest of Certain Persons in Matters to be Acted Upon

Our directors and executive officers, as well as Fortress, of which we are a majority controlled subsidiary, have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our Common Stock or future equity grants pursuant to our incentive compensation programs.

Reservation of Right to Delay the Filing of the Share Increase Certificate, or Abandon the Reverse Stock Split and the Authorized Shares Increase

We reserve the right to delay the filing of the Share Increase Certificate or abandon the Authorized Shares Increase at any time, even if the Authorized Shares Increase has been approved by stockholders at the Annual Meeting. By voting in favor of the Share Increase Certificate, you are also expressly authorizing the Board to delay, until the one-year anniversary of the Annual Meeting, or abandon the Authorized Shares Increase if the Board determines that such action is in the best interests of the Company and its stockholders.

Required Vote

Stockholders can vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal.

Approval of the amendment to our Certificate of Incorporation to increase the number of our authorized shares of Common Stock will require the affirmative vote of a majority of our outstanding capital stock, with the holders of our Class A Preferred Stock voting together with the holders of our Common Stock as a single class. If stockholder approval for this proposal is not obtained, then the Authorized Shares Increase will not be effected.

No Appraisal Rights

Under Delaware law, our Certificate of Incorporation and our Bylaws, stockholders have no rights to exercise dissenters’ rights of appraisal with respect to the amendment to effect the Authorized Shares Increase.

The Board unanimously recommends a vote “FOR” approval of the amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 75,000,000.

PROPOSAL NO. 4

APPROVAL OF AN AMENDMENT TO OUR 2015 INCENTIVE PLAN

On November 2, 2022, the Board approved, subject to and contingent on stockholder approval at the Annual Meeting, an amendment to the 2015 Plan to increase the number of shares authorized under the 2015 Plan by 5,000,000 shares, which would increase the total number of shares to 5,266,666. Before the amendment, there were 266,666 shares authorized under the 2015 Plan, of which 122,489 remaining shares are available for issuance. The text of the proposed amendment to the 2015 Plan is attached hereto as Exhibit B.

2015 Incentive Plan

On December 10, 2015, our Board adopted the 2015 Plan. The material terms of the 2015 Plan are described below. As set forth below, the 2015 Plan is administered by the Compensation Committee.

Purpose. The purpose of the 2015 Plan is to promote our success by linking the personal interests of our employees, officers, directors and consultants to those of our stockholders, and by providing participants with an incentive for outstanding performance.

Permissible Awards. The 2015 Plan authorizes the Compensation Committee to grant awards in any of the following forms:

•	options to purchase shares of our Common Stock, which may be nonstatutory stock options or incentive stock options under the Internal Revenue Code. The exercise price of an option granted under the 2015 Plan may not be less than the fair market value of our Common Stock on the date of grant. Stock options granted under the 2015 Plan may not have a term longer than ten years;

•	stock appreciation rights, or SARs, which give the holder the right to receive the excess, if any, of the fair market value of one share of our Common Stock on the date of exercise, over the base price of the stock appreciation right. The base price of a SAR may not be less than the fair market value of our Common Stock on the date of grant. SARs granted under the 2015 Plan may not have a term longer than ten years;

•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Compensation Committee;

•	RSUs, which represent the right to receive shares of our Common Stock (or an equivalent value in cash or other property) in the future, based upon the attainment of stated vesting or performance goals set by the Compensation Committee;

•	deferred stock units, which represent the right to receive shares of our Common Stock (or an equivalent value in cash or other property) in the future, generally without any vesting or performance restrictions;

•	other stock-based awards in the discretion of the Compensation Committee, including unrestricted stock grants; and

•	cash-based awards in the discretion of the Compensation Committee, including cash-based performance awards.

All awards will be evidenced by a written award certificate between us and the participant, which will include such provisions as may be specified by the Compensation Committee. Dividend equivalent rights, which entitle the participant to payments in cash or property calculated by reference to the amount of dividends paid on the shares of stock underlying an award, may be granted with respect to awards other than options or SARs.

Awards to Non-Employee Directors. Awards granted under the 2015 Plan to our non-employee directors will be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of non-employee directors as in effect from time to time. The Compensation Committee may not make discretionary grants under the 2015 Plan to non-employee directors. The maximum aggregate number of shares associated with any award granted under the 2015 Plan in any calendar year to any one non-employee director is 100,000.

Shares Available for Awards; Adjustments. Subject to adjustment as provided in the 2015 Plan, the aggregate number of shares of our Common Stock reserved for issuance pursuant to awards granted under the 2015 Plan is currently 266,666, of which 122,489 remain available for future issuance under the 2015 Plan. Shares subject to awards that are canceled, terminated, forfeited, settled in cash, withheld to satisfy exercise prices or tax withholding obligations or otherwise not issued for any reason, including by reason of failure to achieve maximum performance goals, will again be available for awards under the 2015 Plan. In the event of a nonreciprocal transaction between us and our stockholders that causes the per share value of Common Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the 2015 Plan will be adjusted proportionately, and the Compensation Committee must make such adjustments to the 2015 Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.

Administration. The 2015 Plan will be administered by the Compensation Committee. The Compensation Committee will have the authority to grant awards; designate participants; determine the type or types of awards to be granted to each participant and the number of awards to be granted and the number of shares or dollar amount to which an award will relate and the terms and conditions thereof; prescribe the form of award; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2015 Plan; make all other decisions and determinations that may be required under the 2015 Plan and amend the 2015 Plan. Our Board may at any time administer the 2015 Plan. If it does so, it will have all the powers of the Compensation Committee under the 2015 Plan. In addition, our Board or Compensation Committee may expressly delegate to a special committee some or all of the Compensation Committee’s authority, within specified parameters, to grant awards to eligible participants who, at the time of grant, are not executive officers or directors.

Limitations on Transfer; Beneficiaries. No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution; provided, however, that nonstatutory stock options may be transferred without consideration to members of a participant’s immediate family, to trusts in which such immediate family members have more than 50% of the beneficial interest, to foundations in which such immediate family members (or the participant) control the management of assets, and to any other entity (including limited partnerships and limited liability companies) in which the immediate family members (or the participant) own more than 50% of the voting interest; and provided, further, that the Compensation Committee may permit other transfers (other than transfers for value) where the Compensation Committee concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Treatment of Awards upon a Change in Control. Unless otherwise provided in an award certificate or any special plan document governing an award, upon the occurrence of a change in control of our company, (i) all outstanding options, SARs and other awards in the nature of rights that may be exercised will become fully exercisable, (ii) all time-based vesting restrictions on outstanding awards will lapse; and (iii) the payout opportunities attainable under all outstanding performance-based awards will vest based on target performance and the awards will pay out on a pro rata basis, based on the time elapsed prior to the change in control.

Discretionary Acceleration. The Compensation Committee may, in its discretion, accelerate the vesting and/or payment of any awards for any reason, subject to certain limitations under Section 409A of the Internal Revenue Code. The Compensation Committee may discriminate among participants or among awards in exercising such discretion.

Certain Transactions. Upon the occurrence or in anticipation of certain corporate events or extraordinary transactions, the Compensation Committee may also make discretionary adjustments to awards, including settling awards for cash, providing that awards will become fully vested and exercisable, providing for awards to be assumed or substituted, or modifying performance targets or periods for awards.

Termination and Amendment. The 2015 Plan will terminate on the tenth anniversary of its adoption, or, if the stockholders approve an amendment to the 2015 Plan that increases the number of shares subject to the 2015 Plan, the tenth anniversary of the date of such approval, unless earlier terminated by our Board or Compensation Committee. Our Board, Audit Committee or Compensation Committee may, at any time and from time to time, terminate or amend the 2015 Plan, but if an amendment to the 2015 Plan would constitute a material amendment requiring stockholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to stockholder approval. No termination or amendment of the 2015 Plan may adversely affect any award previously granted under the 2015 Plan without the written consent of the participant. Without the prior approval of our stockholders, and except as otherwise permitted by the anti-dilution provisions of the 2015 Plan, the 2015 Plan may not be amended to permit us to directly or indirectly reprice, replace or repurchase “underwater” options or SARs.

The Compensation Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the stockholders or otherwise permitted by the anti-dilution provisions of the 2015 Plan, (i) the exercise price or base price of an option or SAR may not be reduced, directly or indirectly, (ii) an option or SAR may not be cancelled in exchange for cash, other awards, or options or SARS with an exercise price or base price that is less than the exercise price or base price of the original option or SAR, or otherwise, (iii) we may not repurchase an option or SAR for value (in cash or otherwise) from a participant if the current fair market value of the shares of our Common Stock underlying the option or SAR is lower than the exercise price or base price per share of the option or SAR, and (iv) the original term of an option or SAR may not be extended.

Prohibition on Repricing. As indicated above under “Termination and Amendment,” outstanding stock options and SARs cannot be repriced, directly or indirectly, without the prior consent of our stockholders. The exchange of an “underwater” option or stock appreciation right (i.e., an option or stock appreciation right having an exercise price or base price in excess of the current market value of the underlying stock) for cash or for another award would be considered an indirect repricing and would, therefore, require the prior consent of our stockholders.

Description of the Proposed Amendment to the 2015 Plan

The proposed amendment to the 2015 Plan will only become effective if approved by our stockholders. The 2015 Plan currently provides that the maximum aggregate number of shares which may be issued pursuant to all awards under the 2015 Plan is 266,666 shares. The proposed amendment to the 2015 Plan would increase the number of shares authorized under the Plan by 5,000,000 shares (from 266,666 shares to 5,266,666 shares). If the Company’s stockholders do not approve this proposal at the Annual Meeting, the current 2015 Plan will continue in its current form and we will continue to grant equity awards under the 2015 Plan in accordance with the terms thereof.

New Plan Benefits

The amount of each participant’s future awards under the 2015 Plan will be determined based on the discretion of the Compensation Committee and therefore are not determinable at this time. The following table sets forth awards that were received by the persons and groups named below for the year ended December 31, 2021 under such plan. All share figures in the table below give effect to the 1-for-15 reverse stock split that became effective September 22, 2022.

Name and Principal Position	Dollar Value ($)	Number of Shares
Lucy Lu, Chief Executive Officer	382,803	27,441
Joseph Vazzano, Chief Financial Officer	93,470	6,700
All Executive Officers	476,273	34,141
All Non-Employee Directors	173,966	12,470
All Employees who are Not Executive Officers	121,370	8,700

The Board unanimously recommends a vote “FOR” the approval of the amendment of our 2015 Plan.

ADDITIONAL INFORMATION

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy materials, including the Internet Notice. This means that only one copy of the Internet Notice and, if applicable, a single set of the proxy statement and 2021 Annual Report, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any document to you if you contact us at: Avenue Therapeutics, Inc., 2 Gansevoort Street, 9th Floor, New York, New York 10014, Attn: David Jin. You may also contact us at (781) 652-4500.

If you want to receive separate copies of the notice of internet availability, or proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

Stockholder Proposals for Our 2023 Annual Meeting

Only proper proposals under Rule 14a-8 of the Exchange Act which are timely received will be included in the proxy materials for our next annual meeting. In order to be considered timely, such proposal must be received by our Corporate Secretary, David Jin, at 2 Gansevoort Street, 9th Floor, New York, New York 10014, no later than July 21, 2023, which is the date that is 120 calendar days prior to the anniversary of the date of this year’s proxy statement. We suggest that stockholders submit any stockholder proposal by certified mail, return receipt requested.

Our Bylaws require stockholders to provide advance notice to the Company of any stockholder director nomination(s) and any other matter a stockholder wishes to present for action at an annual meeting of stockholders (other than matters to be included in our proxy statement, which are discussed in the previous paragraph). In order to properly bring business before an annual meeting, our Bylaws require, among other things, that the stockholder submit written notice thereof complying with our Bylaws to David Jin, our Corporate Secretary, at the above address, not less than 50 days nor more than 90 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 (as discussed above) no sooner than September 29, 2023, and no later than November 8, 2023. If a stockholder fails to provide timely notice of a proposal to be presented at our 2023 Annual Meeting of Stockholders, the proxy designated by our Board will have discretionary authority to vote on any such proposal that may come before the meeting. Stockholders are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than October 30, 2023.

Other Matters

Our Board does not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the person named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

We will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our officers and employees may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

Incorporation of Information by Reference

The Audit Committee Report contained in this proxy statement is not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended or the Exchange Act, except to the extent that we specifically incorporate such information by reference. Our Annual Report on Form 10-K for the year ended December 31, 2021, delivered to you together with this proxy statement, is hereby incorporated by reference.

EXHIBIT A

CERTIFICATE OF AMENDMENT

TO

THE THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AVENUE THERAPEUTICS, INC.

Avenue Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST. The Certificate of Incorporation of the Corporation is hereby amended by changing ARTICLE IV, so that, as amended, the first paragraph of said Section 5 shall be amended and restated as follows:

Authorized Stock. The total number of shares of all classes of capital stock that the Corporation shall have the authority to issue is (i) seventy-five million (75,000,000) shares of Common Stock, with $0.0001 par value, and (ii) two million (2,000,000) shares of Preferred Stock, with $.0001 par value (the “Preferred Stock”), 250,000 of which are designated as Class A Preferred Stock (the “Class A Preferred Stock”) and the remainder are undesignated Preferred Stock.

SECOND. That a resolution was duly adopted by unanimous written consent of the directors of the Corporation, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth the above mentioned amendment to the Certificate of Incorporation and declaring said amendment to be advisable.

THIRD. That this amendment was duly authorized by the holders of a majority of the voting stock of the Corporation by written consent of the stockholders of the Corporation. Said amendment was duly adopted in accordance with the provisions of the General Corporation Law.

IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation has been signed by the Chief Executive Officer of the Corporation this ___ day of ______, 202__.

AVENUE THERAPEUTICS, INC.

By:

Name:

Title:

EXHIBIT B

AMENDMENT TO THE
AVENUE THERAPEUTICS, INC.
2015 INCENTIVE PLAN

This Amendment to the Avenue Therapeutics, Inc. 2015 Incentive Plan (the “Plan”), has been adopted by the Board of Directors (the “Board”) and approved by the stockholders of Avenue Therapeutics, Inc. (the “Company”), to be effective as of December 28, 2022.

1. The Plan is hereby amended by deleting Section 5.1 of the Plan in its entirety and replacing it with the following:

“5.1. NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.2 and Section 14.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 5,266,666. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 5,266,666. The maximum aggregate number of Shares associated with any Award granted under the Plan in any calendar year to any one Non-Employee Director shall be 100,000 Shares.”

2. Except as specifically set forth herein, the terms of the Plan shall be and remain unchanged, and the Plan as amended shall remain in full force and effect.

The foregoing is hereby acknowledged as being the Amendment to the Plan, as adopted by the Board on November 2, 2022, and approved by the stockholders on December 28, 2022.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D92668-P82257 01) Lindsay A. Rosenwald, M.D. 02) Faith Charles 03) Neil Herskowitz 04) Jay Kranzler, M.D., Ph.D. 05) Curtis Oltmans 2. Ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2022. 4. To approve an amendment to our 2015 Equity Incentive Plan to increase the number of authorized shares issuable thereunder by 5,000,000 shares. 3. To approve an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from 20,000,000 to 75,000,000. NOTE: The proxies are authorized to act upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. The Board of Directors recommends you vote FOR the following proposals: 1. Election of Directors ! ! ! Nominees: For All Withhold All For All Except For Against Abstain AVENUE THERAPEUTICS, INC. To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the The Board of Directors recommends you vote FOR ALL number(s) of the nominee(s) on the line below. the following: AVENUE THERAPEUTICS, INC. 2 GANSEVOORT ST 9TH FLOOR NEW YORK, NEW YORK 10014 ! ! ! ! ! ! ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on December 27, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ATXI2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY MOBILE DEVICE Use any smartphone or tablet to scan the QR Barcode above using the QR Reader, and you will be taken directly to the Internet voting website. Vote by 11:59 P.M. ET on December 27, 2022. Have your proxy card in hand when you visit the Internet voting website and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE w

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D92669-P82257 AVENUE THERAPEUTICS, INC. Annual Meeting of Stockholders December 28, 2022 9:00 AM EST This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Alexandra MacLean, M.D. and David Jin, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of AVENUE THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EST on December 28, 2022, live via the internet at www.virtualshareholdermeeting.com/ATXI2022. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side